As filed with the Securities and Exchange Commission on June 17, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Discovery Communications, Inc.
Discovery Communications Holding, LLC
Discovery Communications, LLC
(Exact name of registrant as specified in its charter)

Delaware	35-2333914
Delaware	52-1737252
Delaware	32-0204298
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
One Discovery Place
Silver Spring, Maryland 20910
(240) 662-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joseph A. LaSala, Jr.
Senior Executive Vice President, General Counsel and Secretary
Discovery Communications, Inc.
One Discovery Place
Silver Spring, Maryland 20910
(240) 662-2000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Stephanie Marks Vice President, Legal Discovery Communications, Inc. One Discovery Place Silver Spring, Maryland 20910 (240) 662-2000	Erika L. Robinson Wilmer Cutler Pickering Hale and Dorr LLP 1875 Pennsylvania Avenue, NW Washington, DC 20006 (202) 663-6000

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Amount to be
	Registered/Proposed
	Maximum Offering
	Price Per
	Unit/Proposed
Title of each class of	Maximum Aggregate
securities to be registered(1)	Offering Price(1)	Amount of Registration Fee(1)
Discovery Communications, Inc.:
Debt Securities		$0
Series A Common Stock, par value $0.01 per share (2)		$0
Series C Common Stock, par value $0.01 per share (3)		$0
Preferred Stock		$0
Depositary Shares (4)		$0
Stock Purchase Contracts		$0
Stock Purchase Units		$0
Warrants		$0
Guarantees by Discovery Communications, Inc. of Debt Securities of Discovery Communications Holding, LLC and/or Discovery Communications, LLC (5)		$0
Discovery Communications Holding, LLC:
Debt Securities		$0
Guarantees by Discovery Communications Holding, LLC of Debt Securities of Discovery Communications, Inc. and/or Discovery Communications, LLC (5)		$0
Discovery Communications, LLC:
Debt Securities		$0
Guarantees by Discovery Communications, LLC of Debt Securities of Discovery Communications, Inc. and/or Discovery Communications Holding, LLC (5)		$0

(1)	An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder or that are represented by depositary shares. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrants are deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

(2)	Each share of Series A Common Stock includes one Series A Right, which represents the right to purchase 1/1000th of a share of Discovery Communications, Inc.’s Series A Junior Participating Preferred Stock, par value $.01 per share. The value attributable to the Series A Right, if any, will be reflected in the offering price of the Series A Common Stock.

(3)	Each share of Series C Common Stock includes one Series C Right, which represents the right to purchase 1/1000th of a share of Discovery Communications, Inc.’s Series C Junior Participating Preferred Stock, par value $.01 per share. The value attributable to the Series C Right, if any, will be reflected in the offering price of the Series C Common Stock.

(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(5)	No separate consideration will be received for the guarantees of debt securities. Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantees of debt securities.

Discovery Communications, Inc.
Debt Securities
(guaranteed to the extent provided herein by
Discovery Communications Holding, LLC and/or Discovery Communications, LLC)
Series A Common Stock
Series C Common Stock
Preferred Stock
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units
Warrants
Discovery Communications Holding, LLC
Debt Securities
(guaranteed to the extent provided herein by
Discovery Communications, LLC and/or Discovery Communications, Inc.)
Discovery Communications, LLC
Debt Securities
(guaranteed to the extent provided herein by
Discovery Communications Holding, LLC and/or Discovery Communications, Inc.)
          We may issue securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.
          We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.
          Discovery Communications, Inc. has three series of common stock, Series A, Series B, and Series C, which trade on the Nasdaq Global Select Market under the symbols DISCA, DISCB, and DISCK, respectively.

          Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.
          Our principal executive offices are located at One Discovery Place, Silver Spring, Maryland 20910, and our telephone number is (240) 662-2000.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 17, 2009

ABOUT THIS PROSPECTUS
          Unless the context otherwise indicates, references in this prospectus to ''we’’, ''our’’ and ''us’’ refer, collectively, to Discovery Communications, Inc., a Delaware corporation, and its consolidated subsidiaries; the term “Discovery” means Discovery Communications, Inc.; the term “DCH” means Discovery Communications Holding, LLC, a Delaware limited liability company that is an indirect wholly-owned consolidated subsidiary of Discovery; and the term “DCL” means Discovery Communications, LLC, a Delaware limited liability company that is an indirect wholly-owned consolidated subsidiary of Discovery.
          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. Discovery may offer any of the following securities: debt securities, Series A common stock, Series C common stock, preferred stock, depositary shares, stock purchase contracts, stock purchase units and warrants. DCH may offer debt securities guaranteed by DCL and/or Discovery. DCL may offer debt securities guaranteed by DCH and/or Discovery.
          This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.
          You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

WHERE YOU CAN FIND MORE INFORMATION
          Discovery files annual, quarterly and current reports, proxy statements and other information with the SEC. Its SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by Discovery with the SEC are also available on its website at http://www.discoverycommunications.com. Discovery’s website is not a part of this prospectus. You may also read and copy any document Discovery files at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.
          This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
          The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on February 26, 2009 (other than the “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and financial statements therein, which have been superseded by the “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and financial statements in the Current Report on Form 8-K filed on June 16, 2009);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 4, 2009 (other than the financial statements therein, which have been superseded by the financial statements in the Current Report on Form 8-K filed on June 16, 2009);

•	Current Reports on Form 8-K filed on March 9, 2009, April 30, 2009, May 14, 2009, May 22, 2009 and June 16, 2009; and

•	The descriptions of Discovery’s common stock and rights plan contained in its Registration Statements on Form 8-A filed on September 12, 2008, including any amendments or reports filed for the purpose of updating such descriptions.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
One Discovery Place
Silver Spring, MD 20910
(240) 662-2000
Attn: Investor Relations

FORWARD-LOOKING STATEMENTS
          This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Any statements contained or incorporated by reference herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “plans,” “intends,” “expects,” “estimates,” “predicts,” “projects,” “anticipates,” “seeks,” “would,” “could,” “will,” “likely,” “goals” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are only predictions and, accordingly, are subject to substantial risks, uncertainties and assumptions.
          Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks. Factors that could affect our future operating results and cause actual results to vary materially from the forward-looking statements made or incorporated by reference in this prospectus or that might cause us to modify our plans or objectives include, but are not limited to:
•	continued deterioration in the macroeconomic environment;

•	the inability of advertisers or affiliates to remit payment to us in a timely manner or at all;

•	general economic and business conditions and industry trends including the timing of, and spending on, feature film, television and television commercial production;

•	spending on domestic and foreign television advertising and spending on domestic and foreign first-run and existing content libraries;

•	the regulatory and competitive environment of the industries in which we, and the entities in which we have interests, operate;

•	continued consolidation of the broadband distribution and movie studio industries;

•	uncertainties inherent in the development of new business lines and business strategies;

•	integration of acquired operations;

•	uncertainties associated with product and service development and market acceptance, including the development and provision of programming for new television and telecommunications technologies;

•	changes in the distribution and viewing of television programming, including the expanded deployment of personal video recorders, video on demand and IP television and their impact on television advertising revenue;

•	rapid technological changes;

•	future financial performance, including availability, terms and deployment of capital;

•	fluctuations in foreign currency exchange rates and political unrest in international markets;

•	the ability of suppliers and vendors to deliver products, equipment, software and services;

•	the outcome of any pending or threatened litigation;

•	availability of qualified personnel;

•	the possibility of an industry-wide strike or other job action affecting a major entertainment industry union, or the duration of any existing strike or job action;

•	changes in, or failure or inability to comply with, government regulations, including, without limitation, regulations of the Federal Communications Commission, and adverse outcomes from regulatory proceedings;

•	changes in the nature of key strategic relationships with partners and joint venturers;

•	competitor responses to our products and services, and the products and services of the entities in which we have interests;

•	threatened terrorist attacks and ongoing military action in the Middle East and other parts of the world;

•	reduced access to capital markets or significant increases in costs to borrow; and

•	a failure to secure affiliate agreements or renewal of such agreements on less favorable terms.
          Therefore, actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed above and elsewhere in this prospectus or in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this prospectus is filed with the SEC. Unless specifically required by law, we undertake no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC. The factors discussed above are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. We cannot anticipate all potential economic, operational and financial developments that may adversely affect our operations and our financial results.
          Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate us. Any investor in Discovery, DCH or DCL should consider all risks and uncertainties disclosed in our SEC filings, described above under the section entitled “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov. We note that all website addresses given in this prospectus are for information only and are not intended to be an active link or to incorporate any website information into this document.

ABOUT THE REGISTRANTS
Discovery Communications, Inc.
          Discovery is a leading global media and entertainment company that provides original and purchased programming across multiple distribution platforms in the United States and approximately 170 other countries, with over 100 television networks offering customized programming in 35 languages. Discovery develops and sells consumer and educational products and services as well as media sound services in the U.S. and internationally. In addition, Discovery owns and operates a diversified portfolio of website properties and other digital services.
          Discovery became a public company on September 17, 2008 in connection with Discovery Holding Company (“DHC”) and Advance/Newhouse Programming Partnership (“Advance/Newhouse”) combining their respective ownership interests in DCH and exchanging those interests with and into Discovery (the “Newhouse Transaction”). As a result of the Newhouse Transaction, Discovery became the successor reporting entity to DHC under the Exchange Act.
          Discovery has three series of common stock, Series A, Series B, and Series C, which trade on the Nasdaq Global Select Market under the symbols DISCA, DISCB, and DISCK, respectively. Its principal executive offices are located at One Discovery Place, Silver Spring, MD 20190, and the telephone number is (240) 662-2000.
Discovery Communications Holding, LLC
          DCH is an indirect wholly-owned subsidiary of Discovery and the sole owner of DCL. DCH was organized in Delaware on April 13, 2007. Its principal executive offices are located at One Discovery Place, Silver Spring, MD 20910, and its telephone number is (240) 662-2000.
Discovery Communications, LLC
          DCL is an indirect wholly-owned subsidiary of Discovery. Substantially all of the operations of Discovery are conducted through DCL. DCL was converted into a Delaware limited liability company on May 14, 2007. Its principal executive offices are located at One Discovery Place, Silver Spring, MD 20910, and its telephone number is (240) 662-2000.

RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
(Dollars in Millions)
     The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for Discovery for the periods indicated.

	Three Months
	Ended	Year Ended
	March 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2009	2008	2007 (2)	2006 (2)	2005 (2)	2004 (2)
		(recast)(1)

Ratio of earnings (loss) to fixed charges (3)	3.9x	3.7x	1.0x	—	—	1.0x
Ratio of earnings (loss) to combined fixed charges and preferred stock dividends (3)	3.9x	3.7x	1.0x	—	—	1.0x
Deficiency				$11	$8

(1)	The 2008 results have been recast to reflect the adoption of Financial Accounting Standards Board Statement No. 160, Non-controlling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51 (“FAS 160”). The adoption of FAS 160 did not impact the financial information prior to 2008 as there were no non-controlling interests in DHC prior to the Newhouse Transaction. For more information, please see our Current Report on Form 8-K filed on June 16, 2009.

(2)	The results for the years prior to 2008 reflects only the results of our predecessor, DHC.

(3)	For purposes of calculating the ratios above, earnings consist of net income from continuing operations plus provision for income taxes, (earnings) loss of equity investees, distributions of income from equity investees and fixed charges. Fixed charges include interest expense and the interest portion of rent expense which is deemed to be representative of the interest factor.

USE OF PROCEEDS
     We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF DEBT SECURITIES
          Discovery, DCH and/or DCL, each of which we refer to in this section as an issuer, may offer, from time to time, unsecured general obligations, which may be senior or subordinated. We refer to the senior unsecured general obligations as senior debt securities, the subordinated unsecured general obligations as the subordinated debt securities and the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities to which any prospectus supplement may relate. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below may apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.
          Each issuer may issue senior debt securities from time to time, in one or more series under a senior indenture between the issuer and a senior trustee named in a prospectus supplement, which we refer to as the senior trustee. The forms of senior indenture for each issuer are filed as exhibits to this registration statement. Each issuer may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture between the issuer and a subordinated trustee named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of subordinated indenture for each issuer are filed as exhibits to this registration statement. If Discovery, DCH and/or DCL guarantees the senior debt securities or subordinated debt securities issued by any of the other issuers, that guarantor will also become a party to the issuer’s senior indenture or subordinated indenture, as applicable. Together, the senior indentures and the subordinated indentures are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the debt trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.
          None of the indentures will limit the amount of debt securities that may be issued by any of the issuers. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by the issuer and may be payable in any currency or currency unit designated by the issuer or in amounts determined by reference to an index.
General
          The senior debt securities will constitute unsecured and unsubordinated obligations of the issuer and will rank pari passu with the issuer’s other unsecured and unsubordinated obligations. The subordinated debt securities will constitute the issuer’s unsecured and subordinated obligations and will be junior in right of payment to the issuer’s Senior Indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.”
          The debt securities will be the issuer’s unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.
          The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities being offered, including the following terms:
•	the issuer, title and type of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture, as applicable, that the subordination provisions of the indenture shall apply to the securities of that series or that any different subordination provisions, including different definitions of the terms “senior indebtedness” or “existing subordinated indebtedness,” shall apply to securities of that series;

•	the aggregate principal amount of the debt securities;

•	the price or prices at which the issuer will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•	the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the series of debt securities will be guaranteed as to payment or performance;

•	any special tax implications of the debt securities; and

•	any other material terms of the debt securities.
          The issuer may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
          You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. The issuer will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

          Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.
          The issuer may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.
Certain Terms of the Senior Debt Securities
          Covenants. Unless otherwise indicated in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either the issuer or any of the issuer’s subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of the issuer’s or its subsidiaries’ property or capital stock, or restricting either the issuer or any of the issuer’s subsidiaries from entering into sale and leaseback transactions.
          Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, the issuer may not consolidate with or merge into any other person, in a transaction in which the issuer is not the surviving corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:
•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

•	the successor entity assumes the issuer’s obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.
          No Protection in the Event of a Change in Control. Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions which may afford holders of the senior debt securities protection in the event the issuer has a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
          Events of Default. An event of default for any series of senior debt securities is defined under the senior indenture as being:
•	the issuer’s default in the payment of principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise, if that default continues for a period of five days (or such other period as may be specified for such series);

•	the issuer’s default in the payment of interest on any senior debt securities of such series when due and payable, if that default continues for a period of 60 days (or such other period as may be specified for such series);

•	the issuer’s default in the performance of or breach of any of its covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after the issuer receives written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	there occurs any other event of default provided for in such series of senior debt securities;

•	a court having jurisdiction enters a decree or order for (1) relief in respect of the issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; (2) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the issuer or for all or substantially all of the issuer’s property and assets; or (3) the winding up or liquidation of the issuer’s affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

•	the issuer (1) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law; (2) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the issuer’s for all or substantially all of the issuer’s property and assets; or (3) effects any general assignment for the benefit of creditors.
          The default by the issuer under any other debt, including any other series of debt securities, is not a default under the senior indenture.
          If an event of default other than an event of default specified in the last two bullet points above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to the issuer and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such senior debt securities to be immediately due and payable.
          If an event of default specified in the last two bullet points above occurs with respect to the issuer and is continuing, the entire principal amount of, and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable.
          Upon a declaration of acceleration, the principal amount of and accrued interest, if any, on such senior debt securities shall be immediately due and payable. Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.
          Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of at least a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “—Modification and Waiver.”

          The holders of at least a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:
•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.
          These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of or interest, if any, on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.
          The senior indenture requires certain of the issuer’s officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of the issuer’s compliance with all conditions and covenants under the senior indenture.
          Discharge and Defeasance. The senior indenture provides that the issuer (a) may be discharged from its obligations in respect of the debt securities (“defeasance and discharge”), or (b) may cease to comply with certain restrictive covenants (“covenant defeasance”), including those described under “—Consolidation, Merger and Sale of Assets”, when the issuer has irrevocably deposited with the trustee, in trust, (i) sufficient funds to pay the principal of and interest to stated maturity (or redemption) on, the debt securities or (ii) such amount of direct obligations of, or obligations guaranteed by, the government which issued the currency in which the debt securities of such series are denominated, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment, be sufficient to pay when due the principal of and interest to stated maturity (or redemption) on, the debt securities. Such defeasance and discharge and covenant defeasance are conditioned upon, among other things, the issuer’s delivery of an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and will be subject to tax in the same manner as if no defeasance and discharge or covenant defeasance, as the case may be, had occurred. In the case of defeasance and discharge only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.
          Modification and Waiver. The issuer and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:
•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•	to evidence the succession of another corporation to the issuer, and the assumption by such successor corporation of the issuer’s covenants, agreements and obligations under the senior indenture;

•	to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

•	to add to the issuer’s covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.
          Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and the issuer’s compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting as one class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of, or premium, if any, on any senior debt securities of such series;

•	reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of, or premium, if any, or interest on, any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•	changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•	reduces the above-stated percentage of outstanding senior debt securities of such series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the senior indenture;

•	waives a default in the payment of principal of or interest on the senior debt securities;

•	modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification; or

•	reduces the amount of senior debt securities whose holders must consent to a supplemental indenture.
          It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver under this section of the senior indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
          No Personal Liability of Incorporators, Stockholders, Officers, Directors, Members. The senior indenture provides that no recourse shall be had under or upon any obligation, covenant or agreement of the issuer’s in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer, director or member, past, present or future, of the issuer or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
          Concerning the Trustee. The senior indenture provides that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
          The indenture and the provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein, contain limitations on the rights of the trustee thereunder should it become a creditor of Discovery, DCH, DCL or any of their subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined), it must eliminate such conflict or resign.
          The issuer may have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.
          Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the maturity date of such senior debt securities will be repaid to us. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
          Governing Law. The senior indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
Certain Terms of the Subordinated Debt Securities
          Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination and the remedies and procedures upon an event of default described above under “— Certain Terms of the Senior Debt Securities — Events of Default,” or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
          Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of the issuer’s Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of the issuer’s Senior Indebtedness, the issuer may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of the issuer’s assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all the issuer’s Senior Indebtedness. Because of this subordination, if the issuer dissolves or otherwise liquidates, holders of its subordinated debt securities may receive less, ratably, than holders of the issuer’s Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
          The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;
unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. The issuer’s senior debt securities constitute Senior Indebtedness for purposes of the subordinated debt indenture.
Guarantees
          Parent Guarantee. Unless the applicable prospectus supplement states otherwise, Discovery will fully and unconditionally guarantee (the “Discovery parent guarantee”) to each holder of debt securities issued by DCH or DCL pursuant to this prospectus the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. In addition, if indicated in the applicable prospectus supplement, DCH will fully and unconditionally guarantee (the “DCH parent guarantee” and together with the Discovery parent guarantee, the “parent guarantees”) the due and punctual payment of the principal of, and any premium and any interest on debt securities issued by DCL. The related prospectus supplement will describe the parent guarantees, including the terms under which the parent guarantees will be provided. The parent guarantees will be unsecured and, with respect to parent guarantees of senior debt securities, will rank equally with all other unsecured and unsubordinated obligations of DCH and/or Discovery as applicable, and with respect to parent guarantees of subordinated debt securities, will rank equally with all other unsecured and subordinated obligations of DCH and/or Discovery as applicable.

          Subsidiary Guarantee. Unless otherwise indicated in a prospectus supplement, none of the debt securities will be guaranteed by any subsidiaries of the issuer. If the applicable prospectus supplement specifies otherwise, however, DCL may fully and unconditionally guarantee to each holder of debt securities issued by Discovery or DCH and DCL (each, a “subsidiary guarantor”) may fully and unconditionally guarantee to each holder of debt securities issued by Discovery, (each, a “subsidiary guarantee”) the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. None of the issuers’ other subsidiaries is now required, or will be required by the indentures, to guarantee any series of the debt securities. The related prospectus supplement will describe the subsidiary guarantee and the terms under which such subsidiary guarantee will be provided. The subsidiary guarantees will be unsecured and, with respect to subsidiary guarantees of senior debt securities, will rank equally with all other unsecured and unsubordinated obligations of the respective subsidiary guarantor, and, with respect to the subsidiary guarantee of subordinated debt securities, will rank equally with all other unsecured and subordinated obligations of the respective subsidiary guarantor.
          The subsidiary guarantees will provide that the obligations of each subsidiary guarantor will be limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance. The subsidiary guarantees of the debt securities may be subject to review under United States federal or state fraudulent transfer law, which could limit their enforceability. To the extent that a United States court were to find that (x) the subsidiary guarantees were incurred with intent to hinder, delay or defraud any present or future creditor, or a subsidiary guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others, or (y) the subsidiary issuing the subsidiary guarantee did not receive fair consideration or reasonably equivalent value for issuing its subsidiary guarantees and any subsidiary guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of the subsidiary guarantees, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of a subsidiary guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, that court could avoid or subordinate the subsidiary guarantees in favor of a subsidiary guarantor’s other creditors. If the subsidiary guarantees were subordinated by a court, payments of principal and interest on the debt securities generally would be subject to the prior payment in full of all other indebtedness of the subsidiary guarantor. Among other things, a legal challenge of the subsidiary guarantees on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary guarantor as a result of the issuance by the issuer of the debt securities. The extent (if any) to which a particular subsidiary guarantor may be deemed to have received such benefits may depend on the use of the proceeds of any offering of debt securities which are guaranteed by the subsidiary guarantors, including the extent (if any) to which such proceeds or benefits therefrom are contributed to the subsidiary guarantor. The measure of insolvency for purposes of the foregoing will vary depending on the law of the applicable jurisdiction. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability under its existing debts as such debts become absolute and matured. There can be no assurance, however, that a court would determine that any particular subsidiary guarantor received fair consideration or reasonably equivalent value for issuing its subsidiary guarantee.

DESCRIPTION OF COMMON STOCK
General
          The following is a description of the material terms and provisions of Discovery’s common stock. It may not contain all the information that is important to you. You can access complete information by referring to Discovery’s restated charter and bylaws.
          Under Discovery’s restated charter, it has authority to issue 3,800,000,000 shares designated as common stock, par value $0.01 per share. Discovery’s common stock is divided into three series. Discovery has authorized 1,700,000,000 shares of Series A common stock, 100,000,000 shares of Series B common stock, and 2,000,000,000 shares of Series C common stock. As of June 12, 2009, 134,140,933 shares of Series A common stock, 6,598,161 shares of Series B common stock and 140,724,661 shares of Series C common stock were issued and outstanding.
Common Stock
          The holders of Series A common stock, Series B common stock and Series C common stock have equal rights, powers and privileges, except as otherwise described below.
          Voting Rights
          The holders of Series A common stock are entitled to one vote for each share held, and the holders of Series B common stock are entitled to ten votes for each share held, on all matters voted on by stockholders, including elections of directors (other than the directors to be elected by the holders of Series A convertible preferred stock, as provided in “Description of Preferred Stock— Series A Convertible Preferred Stock and Series C Convertible Preferred Stock — Series A Preferred Stock Directors” below). The holders of Series C common stock are not entitled to any voting powers, except as required by Delaware law. If the vote or consent of holders of Series C common stock is required for a matter by Delaware law, the holders of Series C common stock will be entitled to 1/100th of a vote for each share held. Subject to any preferential rights of holders of Series A convertible preferred stock and any other outstanding series of Discovery’s preferred stock created by Discovery’s board from time to time, the holders of outstanding shares of Series A common stock, Series B common stock, Series A convertible preferred stock, and each series of any other preferred stock entitled to vote thereon, if any, will vote as one class with respect to all matters to be voted on by stockholders of Discovery (excluding, with respect to the holders of Series A convertible preferred stock, the election of the directors to be elected by the holders of common stock). In addition, the consent of holders of 75% of the then–outstanding shares of Series B common stock, voting together as a separate class, is required for any issuance of shares of Series B common stock by Discovery (except in limited circumstances).
          Dividends
          Subject to any preferential rights of any outstanding series of Discovery’s preferred stock created by Discovery’s board from time to time, the holders of Discovery’s common stock are entitled to such dividends as may be declared from time to time by Discovery’s board from funds available therefor. Except as otherwise described under “— Distributions,” whenever a dividend is paid to the holders of one of series of common stock, Discovery will also pay to the holders of the other series of common stock an equal per share dividend.
          Conversion
          Each share of Series B common stock is convertible, at the option of the holder, into one share of Series A common stock. Series A common stock and Series C common stock are not convertible.

          Distributions
          Distributions made in shares of Series A common stock, Series B common stock, Series C common stock or any other security with respect to Series A common stock, Series B common stock or Series C common stock may be declared and paid only as follows:
•	a share distribution (i) consisting of shares of Series C common stock (or securities convertible therefor) to holders of Series A common stock, Series B common stock and Series C common stock, on an equal per share basis, or (ii) consisting of (x) shares of Series A common stock (or securities convertible therefor) to holders of Series A common stock, on an equal per share basis, (y) shares of Series B common stock (or securities convertible therefor) to holders of Series B common stock, on an equal per share basis, and (z) shares of Series C common stock (or securities convertible therefor) to holders of Series C common stock, on an equal per share basis; or

•	a share distribution consisting of shares of any class or series of securities of Discovery or any other person, other than Series A common stock, Series B common stock or Series C common stock (or securities convertible therefor) on the basis of a distribution of (1) identical securities, on an equal per share basis, to holders of Series A common stock, Series B common stock and Series C common stock; or (2) separate classes or series of securities, on an equal per share basis, to holders of Series A common stock, Series B common stock and Series C common stock; or (3) a separate class or series of securities to the holders of one or more series of Discovery’s common stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Discovery’s common stock, provided that, in the case of (2) or (3) above, the securities so distributed do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provision and the holders of Series A common stock, Series B common stock and Series C common stock receiving securities of the class or series such that the relative voting rights of the securities of the class or series of securities to be received by the holders of each series of common stock corresponds, to the extent practicable, to the relative voting rights of each such series of Discovery’s common stock, and provided further that, in each case, the distribution is otherwise made on an equal per share basis; and provided further that the holders of Discovery Series B common stock have a consent right with respect to certain distributions of voting securities on Discovery Series C common stock and certain distributions pursuant to which the holders of Discovery Series B common stock would receive voting securities with lesser voting rights than those of the Discovery Series B common stock.
          Discovery may not reclassify, subdivide or combine any series of its common stock without reclassifying, subdividing or combining the other series of its common stock, on an equal per share basis.
          The foregoing distribution provisions were structured to ensure that all holders of Discovery common stock are treated equally in a distribution, while protecting the relative voting rights associated with each of the Series A and Series B shares of Discovery common stock. The distribution provisions permit holders of each series to receive a distribution of shares of the same series because such a distribution would not affect any series’ relative voting rights. The distribution provisions also permit Series C shares to be distributed to all holders of Discovery common stock because the relative voting power of the holders of Discovery Series A and Series B common stock would not be diluted by a distribution of non-voting stock. However, the distribution provisions do not permit either Series A shares or Series B shares to be distributed to all holders of Discovery common stock because the voting power of the holders of the higher voting series of stock would be diluted by the distribution of their series of voting stock to lower voting or non-voting series of stock. Lastly, the distribution provisions relating to other Discovery securities or non- Discovery stock replicate, to the extent practicable, the protections afforded to the various series of Discovery common stock described above.
          Liquidation and Dissolution
          In the event of Discovery’s liquidation, dissolution and winding up, after payment or provision for payment of Discovery’s debts and liabilities and subject to the prior payment in full of any preferential amounts to which

Discovery’s preferred stock holders may be entitled including the liquidation preference granted to holders of Series A convertible preferred stock and Series C convertible preferred stock as described in the section “Description of Preferred Stock— Series A Convertible Preferred Stock and Series C Convertible Preferred Stock — Liquidation Preference” below, the holders of Series A common stock, Series B common stock, Series C common stock and Series A convertible preferred stock and Series C convertible preferred stock will share equally, on a share for share basis (and in case of holders of Series A convertible preferred stock and Series C convertible preferred stock, on an as converted into common stock basis), in Discovery’s assets remaining for distribution to the holders of Discovery’s common stock.
Anti-Takeover Effects of Provisions of the Restated Charter and Bylaws
          Board of Directors
          Discovery’s restated charter and bylaws provide that, subject to any rights of the holders of any series of Discovery’s preferred stock to elect additional directors and rights of holders of Series A convertible preferred stock to elect Series A preferred stock directors, the number of Discovery’s directors will not be less than three or greater than fifteen directors. The members of Discovery’s board (other than those who may be elected by holders of Discovery’s preferred stock or Series A preferred stock directors), which we refer to as common stock directors, are divided into three classes. Each class of common stock directors consists, as nearly as possible, of a number of directors equal to one-third of the then authorized number of common stock directors. The term of office of Discovery’s Class I directors expires at the annual meeting of Discovery stockholders in 2012. The term of office of Discovery’s Class II directors expires at the annual meeting of Discovery stockholders in 2010. The term of office of Discovery’s Class III directors expires at the annual meeting of Discovery stockholders in 2011. At each annual meeting of Discovery stockholders, the successors of that class of common stock directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of Discovery stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified or until such director’s earlier death, resignation or removal.
          Discovery’s restated charter provides that, subject to the rights of the holders of any series of Discovery’s preferred stock, Discovery’s common stock directors may be removed from office only for cause (as defined in Discovery’s restated charter) upon the affirmative vote of the holders of at least a majority of the aggregate voting power of Discovery’s outstanding capital stock entitled to vote at an election of directors, voting together as a single class.
          Discovery’s restated charter provides that, subject to the rights of the holders of any series of Discovery’s preferred stock, vacancies in the offices of common stock directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on Discovery’s board, will be filled only by the affirmative vote of a majority of the remaining common stock directors then in office (even though less than a quorum) or by the sole remaining common stock director. Any director so elected will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is assigned, and until that director’s successor will have been elected and qualified or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting Discovery’s board will shorten the term of any incumbent director, except as may be provided in the restated charter of Discovery or in any certificate of designation with respect to a series of Discovery’s preferred stock with respect to any additional director elected by the holders of that series of Discovery’s preferred stock.
          These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of Discovery’s board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors (and in certain circumstances three elections) for any individual or group to gain control of Discovery’s board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Discovery.
          No Shareowner Action by Written Consent; Special Meetings
          Discovery’s restated charter provides that, (except (i) as otherwise provided in the terms of any series of preferred stock or (ii) with respect to an action taken by the holders of Series B common stock when voting together as a separate class), any action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may not be taken without a meeting and may not be effected by any consent in writing by such holders. Holders of Series A convertible preferred stock voting as a separate class on any Special Class Vote Matter (as defined below under “Description of Preferred Stock — Series A Convertible Preferred Stock and Series C Convertible Preferred Stock — Special Class Vote Matters”) or on the election or removal of Series A preferred stock directors are permitted to act by written consent. Except as otherwise required by law and subject to the rights of the holders of any series of Discovery’s preferred stock, special meetings of Discovery stockholders for any purpose or purposes may be called only by Discovery’s Secretary at the request of at least 75% the directors of Discovery’s board then in office. No business other than that stated in the notice of special meeting will be transacted at any special meeting.
          Advance Notice Procedures
          Discovery’s bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of Discovery stockholders.
          All nominations by stockholders or other business to be properly brought before a meeting of stockholders will be made pursuant to timely notice in proper written form to Discovery’s Secretary. To be timely, a stockholder’s notice must be given to Discovery’s Secretary at Discovery’s offices as follows:
          (1) with respect to an annual meeting of Discovery stockholders that is called for a date not more than 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting of Discovery stockholders, such notice will be given no earlier than the close of business on the 90th day prior to such anniversary and no later than the close of business on the 60th day prior to such anniversary;
          (2) with respect to an annual meeting of Discovery stockholders that is called for a date which is more than 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting of Discovery stockholders, such notice will be given no earlier than the close of business on the 100th day prior to the current annual meeting and not later than the close of business on the later of (A) the 70th day prior to the current annual meeting or (b) the 10th day following the day on which Discovery first publicly announces the date of the current annual meeting; and
          (3) with respect to an election to be held at a special meeting of Discovery stockholders, not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting.
          The public announcement of an adjournment or postponement of a meeting of Discovery stockholders does not commence a new time period (or extend any time period) for the giving of any such stockholder notice. However, if the number of directors to be elected to Discovery’s board at any meeting is increased, and Discovery does not make a public announcement naming all of the nominees for director or specifying the size of the increased board at least 100 days prior to the anniversary date of the immediately preceding annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it will be delivered to Discovery’s Secretary at Discovery’s offices not later than the close of business on the 10th day following the day on which Discovery first made the relevant public announcement.
          Amendments
          Discovery’s restated charter provides that, subject to the rights of the holders of any series of Discovery’s preferred stock and rights of holders of Series A convertible preferred stock with respect to the Special Class Vote Matters, the affirmative vote of the holders of at least 80% of the aggregate voting power of Discovery’s outstanding capital stock generally entitled to vote upon all matters submitted to Discovery stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of Discovery’s restated charter or the addition or insertion of other provisions in the certificate, provided that the foregoing voting requirement will not apply to any adoption, amendment, repeal, addition or insertion (1) as to which Delaware law does not require the consent of Discovery stockholders or (2) which has been approved by at least 75% of the members of Discovery’s board then in office. Subject to the rights of holders of Series A convertible preferred stock to approve the amendments of any material bylaw provisions, Discovery’s restated charter further provides that the affirmative vote of the holders of at least 80% of the aggregate voting power of Discovery’s outstanding capital stock generally entitled to vote upon all matters submitted to Discovery stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of Discovery’s bylaws, provided that the foregoing voting requirement will not apply to any adoption, amendment or repeal approved by the affirmative vote of not less than 75% of the members of Discovery’s board then in office.
          Supermajority Voting Provisions
          In addition to the Special Class Vote Matters and supermajority voting provisions discussed under “— Amendments” above, Discovery’s restated charter provides that, subject to the rights of the holders of any series of Discovery’s preferred stock, the affirmative vote of the holders of at least 80% of the aggregate voting power of Discovery’s outstanding capital stock generally entitled to vote upon all matters submitted to Discovery stockholders, voting together as a single class, is required for:
•	Discovery’s merger or consolidation with or into any other corporation, provided, that the foregoing voting provision will not apply to any such merger or consolidation (1) as to which the laws of the State of Delaware, as then in effect, do not require the consent of Discovery stockholders, or (2) that at least 75% of the members of Discovery’s board of directors then in office have approved;

•	the sale, lease or exchange of all, or substantially all, of Discovery’s assets, provided, that the foregoing voting provisions will not apply to any such sale, lease or exchange that at least 75% of the members of Discovery’s board of directors then in office have approved; or

•	Discovery’s dissolution, provided, that the foregoing voting provision will not apply to such dissolution if at least 75% of the members of Discovery’s board of directors then in office have approved such dissolution.
          Shareholder Rights Plan
          On September 17, 2008, the Discovery board of directors declared a dividend of preferred share purchase rights to holders of record of Discovery’s common stock and holders of record of Discovery’s convertible preferred stock as of immediately after the effectiveness of the merger (the “Record Date”). The dividend consisted of one Series A Right for each share of Series A common stock outstanding or Series A convertible preferred stock outstanding on the Record Date, one Series B Right for each share of Series B common stock outstanding on the Record Date and one Series C Right for each share of Series C common stock outstanding or Series C convertible preferred stock outstanding on the Record Date. Each Series A Right represents the right to purchase 1/1000th of a share of Discovery’s Series A Junior Participating Preferred Stock, par value $.01 per share (the “Series A Junior Preferred Stock”), each Series B Right represents the right to purchase 1/1000th of a share of Discovery’s Series B Junior Participating Preferred Stock, par value $.01 per share (the “Series B Junior Preferred Stock”) and each Series C Right (collectively with the Series A Rights and the Series B Rights, the “Rights”) represents the right to purchase 1/1000th of a share of Discovery’s Series C Junior Participating Preferred Stock, par value $.01 per share (the “Series C Junior Preferred Stock” and, collectively with the Series A Junior Preferred Stock and the Series B Junior Preferred Stock, the “Junior Preferred Stock”).
          The description and terms of the Rights are set forth in a Rights Agreement, dated as of September 17, 2008 and amended as of December 10, 2008, as the same may be further amended from time to time (the “Rights Agreement”), between Discovery and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).
          Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person” (as described below) or (ii) 10 business days (or such later date as may be determined by action of the board of directors of Discovery prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group of affiliated or associated persons becoming an Acquiring Person (the earlier of such dates being called the

“Distribution Date”), the Rights will be evidenced, with respect to any of the common stock certificates or Convertible Preferred Stock certificates outstanding as of the Record Date, by such common stock certificate or Convertible Preferred Stock certificate together with the Summary of Rights included in Amendment No. 1 to the Rights Agreement between Discovery and Computershare Trust Company, N.A. dated December 10, 2008 and incorporated by reference herein, or in the case of uncertificated shares, the balances indicated in the book-entry account system of the transfer agent for the common stock or the Convertible Preferred Stock. Except in certain situations, a person or group of affiliated or associated persons becomes an “Acquiring Person” upon acquiring beneficial ownership of 10% or more of the outstanding shares of common stock. Notwithstanding the foregoing, generally, where a person or group of affiliated or associated persons has a Schedule 13G on file with the SEC pursuant to the requirements of Rule 13d-1 under the Exchange Act, and only for so long as such person or group of affiliated or associated persons continues to report on Schedule 13G, does not acquire beneficial ownership of shares of Series A common stock representing 10% or more of the outstanding shares of common stock (for purposes of calculating the shares of Series A common stock beneficially owned by a person, treating any shares of Series B common stock beneficially owned as having been converted into shares of Series A common stock) and does not acquire beneficial ownership of 5% or more of the outstanding shares of Series B common stock, such person or group of affiliated or associated persons becomes an Acquiring Person upon acquiring beneficial ownership of 20% or more of the outstanding shares of common stock.
          The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the common stock or the Convertible Preferred Stock. Until the Distribution Date (or earlier expiration of the Rights), new common stock certificates or Convertible Preferred Stock certificates issued after the Record Date upon transfer or new issuances of common stock or Convertible Preferred Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier expiration of the Rights), the transfer of any shares of common stock or Convertible Preferred Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with such shares of common stock or Convertible Preferred Stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Series A Rights (“Series A Rights Certificates”), the Series B Rights (“Series B Rights Certificates”) and the Series C Rights (“Series C Rights Certificates” and, collectively with the Series A Right Certificates and the Series B Right certificates, the “Rights Certificates”) will be mailed to holders of record of the Series A common stock, the Series B common stock, the Series C common stock, the Series A Convertible Preferred Stock and the Series C Convertible Preferred Stock, respectively (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), as of the close of business on the Distribution Date, and thereafter such separate Rights Certificates alone will evidence the Rights.
          The Rights are not exercisable until the Distribution Date. The Rights will expire on September 17, 2018 (the “Final Expiration Date”), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by Discovery, in each case as described below.
          The Purchase Price payable to exercise the Rights, and the number of shares of Junior Preferred Stock or other securities or property issuable upon any such exercise are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Stock, (ii) upon the grant to holders of the Junior Preferred Stock of certain rights, options or warrants to subscribe for or purchase Junior Preferred Stock at a price, or securities convertible into Junior Preferred Stock with a conversion price, less than the then-current market price of the Junior Preferred Stock or (iii) upon the distribution to holders of the Junior Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Junior Preferred Stock) or of subscription rights or warrants (other than those referred to above).
          The number of outstanding Rights associated with each share of common stock is subject to adjustment in the event of a stock dividend on the common stock payable in shares of common stock or subdivisions, consolidations or combinations of the common stock occurring, in any such case, prior to the Distribution Date. The number of outstanding Rights associated with each share of Convertible Preferred Stock is subject to adjustment in the event of a stock dividend on the Convertible Preferred Stock payable in shares of Convertible Preferred Stock or subdivisions, consolidations or combinations of the Convertible Preferred Stock occurring, in any such case, prior to the Distribution Date.

          Shares of Junior Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Junior Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $10.00 per share of Junior Preferred Stock, and (b) an amount per share of Junior Preferred Stock equal to 1,000 times the dividend declared per share of the applicable series of common stock. In the event of liquidation, dissolution or winding up of Discovery, the holders of the Junior Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $10.00 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 1,000 times the payment made per share of the applicable series of common stock. Each share of Junior Preferred Stock will have 1,000 times the number of votes each share of the applicable series of common stock has on matters such series is entitled to vote on, which shall be voted together with the applicable series of common stock (and, accordingly, the Series C Junior Preferred Stock, like the Series C common stock, will not ordinarily have any voting power). Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of common stock are converted or exchanged, each share of Junior Preferred Stock will be entitled to receive 1,000 times the amount received per share of the applicable series of common stock. These rights are protected by customary antidilution provisions.
          Because of the nature of the Junior Preferred Stock’s dividend, liquidation and voting rights, the value of the 1/1000th interest in a share of Junior Preferred Stock purchasable upon exercise of each Series A Right, Series B Right and Series C Right should approximate the value of one share of Series A common stock, Series B common stock and Series C common stock, respectively.
          In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Series A common stock (in the case of a Series A Right), Series B common stock (in the case of a Series B Right) or Series C common stock (in the case of a Series C Right), having a market value equal to two times the exercise price of the Right.
          In the event that, after a person or group has become an Acquiring Person, Discovery is acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, which will have become void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom Discovery has engaged in such transaction (or its parent) that at the time of such transaction have a market value equal to two times the exercise price of the Right.
          At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of shares of common stock representing 50% or more of the total number of votes entitled to be cast generally by the holders of the common stock then outstanding, the board of directors of Discovery may exchange the Rights (other than Rights owned by such Acquiring Person, which will have become void), in whole or in part, for shares of common stock or Junior Preferred Stock (or a series of Discovery’s preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of common stock, or a fractional share of Junior Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.
          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Junior Preferred Stock or common stock will be issued (other than fractions of Junior Preferred Stock which are integral multiples of 1/1000th of a share of Junior Preferred Stock, which may, at the election of Discovery, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Junior Preferred Stock or the common stock.
          At any time prior to the time an Acquiring Person becomes such, the board of directors of Discovery may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”) payable, at the option of Discovery, in cash, shares of common stock or such other form of consideration as the board of directors of Discovery shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the board of directors of Discovery in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
          For so long as the Rights remain redeemable, Discovery may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, Discovery may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.
          Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of Discovery, including, without limitation, the right to vote or to receive dividends.
Registration Rights
          At the closing of the Newhouse Transaction, Discovery and Advance/Newhouse entered into a registration rights agreement.
          Pursuant to the registration rights agreement, subject to certain limitations and restrictions, Advance/Newhouse has the right to require Discovery to use its reasonable efforts to register the shares of Discovery common stock issuable upon conversion of the convertible preferred stock issued in the Newhouse Transaction. Advance/Newhouse has the right to demand up to three such registrations, subject to certain conditions. Discovery will be responsible for customary registration expenses incurred in connection with any such registration. Subject to certain limitations and restrictions, Advance/Newhouse has the right to assign any or all of its registration rights to any member of its stockholder group and to third parties. Any such transferee is required to agree to be bound by the registration rights agreement and such transfer is to be effected in accordance with applicable securities laws. Advance/Newhouse may effect an underwritten public offering with respect to shares included in a shelf registration statement so long as the gross proceeds to the selling holders are expected to exceed $100,000,000. Advance/Newhouse will be permitted to select one co-lead bookrunning managing underwriter for such public offering reasonably acceptable to Discovery and Discovery will select the remaining co-lead bookrunning managers.
          Advance/Newhouse also has piggy-back registration rights to participate in any primary or secondary offering of shares of Discovery common stock by Discovery, whether for its own account or for the account of any other stockholders.
          The registration rights agreement also contains customary provisions relating to blackout periods and indemnification.
Transfer Agent and Registrar
          The transfer agent for Discovery’s common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK
          The following summary contains a description of the general terms and provisions of the preferred stock that Discovery may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any applicable prospectus supplement are not complete. You should refer to Discovery’s restated charter and bylaws and the certificate of designation in connection with the offering of a particular series of preferred stock.
General
          Under Discovery’s restated charter, Discovery has authority to issue 200,000,000 shares of preferred stock, par value $0.01 per share. Discovery currently has two designated series of preferred stock. Discovery has authorized 75,000,000 shares of Series A convertible preferred stock and 75,000,000 shares of Series C convertible preferred stock. The remaining 50,000,000 authorized shares of preferred stock are undesignated as to series and are issuable in accordance with the provisions of the restated charter. As of June 12, 2009, 71,107,312 shares of Series A convertible preferred stock and 71,107,312 shares of Series C convertible preferred stock were issued and outstanding. We are not registering the resale of the outstanding Series A convertible preferred stock or the outstanding Series C convertible preferred, nor are we registering the issuance of additional shares of Series A convertible preferred stock or Series C convertible preferred stock pursuant to this prospectus.
          Pursuant to Discovery’s restated charter, Discovery is authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of its board of directors. Discovery’s board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, powers, preferences and limitations applicable to each series of the preferred stock. The authorized shares of Discovery’s preferred stock are available for issuance without further action by Discovery’s stockholders, unless such action is subject to the approval of the holders of Series A convertible preferred stock or required by applicable law or the rules of any stock exchange or automated quotation system on which Discovery’s securities may be listed or traded. If the approval of Discovery’s stockholders is not required for the issuance of shares of Discovery’s preferred stock, Discovery’s board may determine not to seek stockholder approval.
          A series of Discovery’s preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Discovery’s board of directors will make any determination to issue such shares based upon its judgment as to the best interests of Discovery’s stockholders. Discovery’s board of directors, in so acting, could issue Discovery’s preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of Discovery’s board of directors, including a tender offer or other transaction that some, or a majority, of Discovery stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.
          The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:
•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether Discovery has elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.
          The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of Discovery’s general creditors.
          As described under “Description of Depositary Shares,” Discovery may, at its option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.
Rank
          Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon Discovery’s liquidation, dissolution or winding up of its affairs, rank:
•	senior to all classes or series of Discovery’s common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon Discovery’s liquidation, dissolution or winding up of its affairs;

•	on a parity with all equity securities issued by Discovery, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon Discovery’s liquidation, dissolution or winding up of its affairs; and

•	junior to all equity securities issued by Discovery, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon Discovery’s liquidation, dissolution or winding up of its affairs.
          The term “equity securities” does not include convertible debt securities.
Dividends
          Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by Discovery’s board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on Discovery’s stock books on record dates fixed by Discovery’s board of directors, as specified in the applicable prospectus supplement.
          Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If Discovery’s board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and Discovery will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date Discovery initially issues shares of such series or such other date specified in the applicable prospectus supplement.
          No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.
          No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.
Liquidation Preference
          Upon any voluntary or involuntary liquidation, dissolution or winding up of Discovery’s affairs, then, before it makes any distribution or payment to the holders of any common stock or any other class or series of its capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of its affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of Discovery’s remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if Discovery’s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of its capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.
          Upon liquidation, dissolution or winding up and if Discovery has made liquidating distributions in full to all holders of preferred stock, it will distribute its remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, Discovery’s consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of its property or business will not be deemed to constitute a liquidation, dissolution or winding up of its affairs.
Redemption
          If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at Discovery’s option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.
          The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by Discovery in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. Discovery may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of Discovery’s capital stock, the terms of such preferred stock may provide that, if no such shares of its capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of Discovery’s capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.
          Notwithstanding the foregoing, Discovery will not redeem any preferred stock of a series unless:
•	if that series of preferred stock has a cumulative dividend, Discovery has declared and paid or contemporaneously declares and pays or sets aside funds to pay full cumulative dividends on the preferred stock for the past and current dividend period; or

•	if such series of preferred stock does not have a cumulative dividend, Discovery has declared and paid or contemporaneously declares and pays or sets aside funds to pay full dividends for the current dividend period.
          In addition, Discovery will not acquire any preferred stock of a series unless:
•	if that series of preferred stock has a cumulative dividend, Discovery has declared and paid or contemporaneously declares and pays or sets aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•	if that series of preferred stock does not have a cumulative dividend, Discovery has declared and paid or contemporaneously declares and pays or sets aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.
          However, at any time Discovery may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of Discovery’s capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.
          If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, Discovery will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that Discovery determines. Such determination will reflect adjustments to avoid redemption of fractional shares.
          Unless otherwise specified in the prospectus supplement, Discovery will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on its stock transfer books. Each notice shall state:
•	the redemption date;

•	the number of shares and series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date upon which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

          If notice of redemption has been given and Discovery has set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.
Voting Rights
          Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.
          Unless otherwise provided for any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to the restated charter that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).
Conversion Rights
          The terms and conditions, if any, upon which any series of preferred stock is convertible into series A common stock or series C common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of series A common stock or series C common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at Discovery’s option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.
Transfer Agent and Registrar
          The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.
Series A Convertible Preferred Stock and Series C Convertible Preferred Stock
          The holders of Discovery’s Series A convertible preferred stock and Series C convertible preferred stock have the rights, powers and privileges described below.
          General Voting Rights
          In connection with any matter as to which the holders of Series A common stock and Series B common stock are entitled to vote other than the election of common stock directors, holders of Series A convertible preferred stock and, if holders of Series C common stock are entitled to vote pursuant to Delaware law, the holders of Series C convertible preferred stock, have the right to vote with holders of common stock on an as converted to common stock basis, voting together as a single class on all matters to be voted on by stockholders of Discovery (excluding the election of common stock directors).
          Special Class Vote Matters
          So long as Advance/Newhouse or any of the direct or indirect subsidiaries of Advance Publications, Inc. or Newhouse Broadcasting Corporation (collectively referred to as the “ANPP Stockholder Group”) or any ANPP Permitted Transferee (as defined below) owns or has the right to vote such number of shares of Series A convertible preferred stock constituting at least 80% of the number of shares equal to the sum of (x) the number of shares of Series A convertible preferred stock issued to the ANPP Stockholder Group in the Transaction plus (y) the number of shares of Series A convertible preferred stock released to the ANPP Stockholder Group from escrow (such number of shares, the “Base Amount”), Discovery’s restated charter requires the consent of the holders of a majority of such shares of Series A convertible preferred stock (“Majority Holders”) before Discovery or any of its subsidiaries can take any of the actions described below (any such action, a “Special Class Vote Matter”).
          The term “ANPP Permitted Transferee” means a person (who is not a member of the ANPP Stockholder Group) that acquires record and beneficial ownership of all outstanding shares of Series A convertible preferred stock from one or more members of the ANPP Stockholder Group or another ANPP Permitted Transferee, provided that the shares of Series A convertible preferred stock, Series C convertible preferred stock and Discovery common stock beneficially owned by such transferee and its affiliates immediately following such transfer do not exceed the Maximum Amount.
          The term “Maximum Amount” means a number of shares of Discovery common stock equal to (x) 7.5% of the sum of (A) the number of shares of Discovery common stock (including shares issuable on conversion of Series A convertible preferred stock or Series C convertible preferred stock (other than escrow shares)) outstanding immediately following the effective time of the merger, (B) the number of shares of Discovery common stock issuable upon conversion of Series A convertible preferred stock and Series C convertible preferred stock released to the ANPP Stockholder Group from escrow, and (C) the number of shares of Discovery common stock issuable upon exercise of options of Discovery, which options were converted in the merger from options to acquire shares of DHC common stock; plus (y) the number of shares of Discovery common stock issuable upon conversion of the shares of Series A convertible preferred stock and Series C convertible preferred stock issued to Advance/Newhouse in the Transaction; plus (z) any shares of Series A convertible preferred stock and Series C convertible preferred stock released from escrow. The Maximum Amount is subject to adjustment upon certain transfers of shares of Series A convertible preferred stock or Series C convertible preferred stock (or shares of common stock issuable upon conversion thereof). The Maximum Amount will be deemed to have been exceeded if after the date shares of Series A convertible preferred stock and Series C convertible preferred stock were initially issued to Advance/Newhouse, any member of the ANPP Stockholder Group or any ANPP Permitted Transferee acquires shares of common stock or transfers shares of Series A convertible preferred stock or Series C convertible preferred stock to any third party and such transaction results in an increase in the aggregate voting power held by the ANPP Stockholder Group, ANPP Permitted Transferee, or such transferee and their respective affiliates collectively following such transaction by greater than 1% of the aggregate voting power held by the ANPP Stockholder Group immediately after the effective time of the merger. For purposes of calculating such aggregate voting power, escrow shares will be excluded, any shares of Series A convertible preferred stock released from escrow will be included, and the number of shares of Discovery common stock issuable upon exercise of options of Discovery outstanding immediately after the merger, will be included.
          Special Class Vote Matters are any:
•	increase in the size of the board in excess of 11 directors;

•	fundamental change in the business of Discovery and its subsidiaries;

•	investment, joint venture or acquisition constituting a material departure from the current lines of business of Discovery;

•	the material amendment, alteration or repeal of any provision of Discovery’s restated charter or bylaws (or the organizational documents of any Discovery subsidiary);

•	related party transactions between Discovery and its subsidiaries and any related party unless similar to comparable transactions with third parties or on arm’s length terms;

•	merger, consolidation or other business combination by Discovery into another entity other than transactions with its direct or indirect wholly-owned subsidiaries;

•	disposition or acquisition by Discovery or any of its subsidiaries of any assets or properties exceeding $250 million in aggregate value or acquisition in which stock consideration is paid having voting rights superior to the voting rights of the Series A convertible preferred stock;

•	authorization, issuance, reclassification, redemption, exchange, subdivision or recombination of any equity securities of Discovery or its material subsidiaries other than certain specified exceptions;

•	action resulting in the voluntary liquidation, dissolution or winding up of Discovery or any of its material subsidiaries;

•	substantial change in Discovery’s service distribution policy and practices;

•	dividend on, or distribution to holders of, equity securities of Discovery or any subsidiary of Discovery subject to specified exceptions;

•	incurrence of indebtedness by Discovery or any of its subsidiaries if total debt of Discovery and its subsidiaries would exceed four times the annualized cash flow of Discovery for the previous four consecutive quarterly periods or result in debt service for the next twelve months exceeding sixty-six percent of its annualized cash flow;

•	appointment or removal of the Chairman of the board or Chief Executive Officer of Discovery;

•	public offering of any securities of Discovery or any of its subsidiaries subject to certain specified exceptions; and

•	adoption of Discovery’s annual business plan or any material deviation therefrom.
          Series A Preferred Stock Directors
          The holders of the Series A convertible preferred stock have the right to elect three members of the board of directors and two such directors must qualify as independent directors as defined by the applicable rules and regulations of Nasdaq or the SEC. The shares of common stock are not entitled to vote in the election of such directors.
          Any vacancy in the office of a preferred stock director will be filled solely by the holders of the Series A convertible preferred stock entitled to appoint such director. A preferred stock director may be removed without cause by the written consent of the holders of a majority of the then outstanding shares of the Series A convertible preferred stock and may be removed with cause (as defined in Discovery’s restated charter) upon the affirmative vote of the holders of a majority of the total voting power of the then outstanding shares of Discovery’s common stock and Series A convertible preferred stock and any other series of preferred stock entitled to vote upon the election of common stock directors voting together as a single class.
          Dividends
          Subject to the prior preferences and other rights of any senior stock, whenever a cash dividend is paid to the holders of Discovery common stock, Discovery will also pay to the holders of the Series A convertible preferred stock and Series C convertible preferred stock an equal per share cash dividend on an as converted to common stock basis.
          Conversion
          Each share of Series A convertible preferred stock is initially convertible, at the option of the holder, into one share of Series A common stock, subject to adjustments in such conversion rate to provide for dividends, distributions, rights or warrants granted to holders of Discovery’s common stock and any reclassification, consolidation, merger, sale or transfer or change in Discovery’s common stock. Each share of Series C convertible preferred stock is initially convertible, at the option of the holder, into one share of Series C common stock, subject to adjustments in such conversion rate to provide for dividends, distributions, rights or warrants granted to holders of

Discovery’s common stock and any reclassification, consolidation, merger, sale or transfer or change in Discovery’s common stock.
          Generally, each share of Series A and Series C convertible preferred stock will automatically convert into the applicable series of common stock if such share is transferred to a third party and such transfer is not a permitted transfer. In addition, all of the outstanding Series A and Series C convertible preferred stock will automatically convert into the applicable series of common stock at such time as the number of outstanding shares of Series A convertible preferred stock is less than 80% of the Base Amount.
          Liquidation Preference
          In the event of Discovery’s liquidation, dissolution and winding up, after payment or provision for payment of Discovery’s debts and liabilities and subject to the prior payment with respect to any stock ranking senior to Series A convertible preferred stock or Series C convertible preferred stock, the holders of Series A convertible preferred stock and Series C convertible preferred stock will receive, before any payment or distribution is made to the holders of any common stock or other junior stock, an amount (in cash or property) equal to $.01 per share. Following payment of such amount and the payment in full of all amounts owing to the holders of securities ranking senior to Discovery’s common stock, holders of Series A convertible preferred stock and Series C convertible preferred stock will be entitled to share ratably, on an as-converted to common stock basis, with the holders of Discovery’s common stock, as to any amounts remaining for distribution to such holders.

DESCRIPTION OF DEPOSITARY SHARES
General
          Discovery may, at its option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If it does, it will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
          The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by Discovery to act as depositary, under a deposit agreement between Discovery, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
          The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
          The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, Discovery’s restated charter and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
          The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.
          If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with Discovery’s approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
          If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of Discovery, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
          Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares
          Whenever Discovery redeems shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as Discovery has paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
          After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
          Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and Discovery will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of Depositary
          Discovery will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Discovery will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
          The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between Discovery and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or Discovery only if:
•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with Discovery’s dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary
          The depositary may resign at any time by delivering to Discovery notice of its election to do so, and Discovery may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon Discovery’s appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Notices
          The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from Discovery, that are delivered to the depositary and that Discovery is required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications Discovery delivers to the depositary as the holder of preferred stock.
Limitation of Liability
          Neither Discovery nor the depositary will be liable if either of them is prevented or delayed by law or any circumstance beyond Discovery’s control in performing its obligations. Discovery’s obligations and those of the depositary will be limited to performance in good faith of its and their duties thereunder. Discovery and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Discovery and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
          Discovery may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to Discovery, and obligating Discovery to sell to or purchase from the holders, a specified number of shares of Discovery’s common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of one or more stock purchase contracts and beneficial interests in:
•	debt securities,

•	debt obligations of third parties, including U.S. treasury securities, or

•	any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require Discovery to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including without limitation by pledging their interest in another stock purchase contract.
          The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS
          Discovery may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. Discovery may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If Discovery issues warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that Discovery may offer. Further terms of the warrants will be described in the applicable prospectus supplement.
          The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•	the specific designation and aggregate number of, and the price at which Discovery will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•	the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

FORMS OF SECURITIES
          Each debt security, depositary share, stock purchase contract, stock purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, stock purchase contracts, stock purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
          Discovery may issue registered debt securities, depositary shares, stock purchase contracts, stock purchase units and warrants, and DCH and DCL may issue registered debt securities, in the form of one or more fully registered global securities. Unless the applicable prospectus supplement provides otherwise, the global securities will be deposited with The Depository Trust Company (“DTC”) or its nominee identified in the applicable prospectus supplement and registered in the name of DTC or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among DTC for the registered global security, the nominees of DTC or any successors of DTC or those nominees.
          Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with DTC or persons that may hold interests through participants. Upon the issuance of a registered global security, DTC will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by DTC, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
          So long as DTC, or its nominee, is the registered owner of a registered global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, stock purchase contract, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, stock purchase contract, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of DTC for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, stock purchase contract, unit agreement, trust agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, stock purchase contract, unit agreement, trust agreement or warrant agreement, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

          Principal or premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, stock purchase contracts or stock purchase units, represented by a registered global security registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the registered global security. None of Discovery, DCH, DCL, the trustees, any warrant agent, unit agent or any other agent of Discovery, DCH or DCL, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
          We expect that DTC or its nominee, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
          If DTC is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by DTC. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that DTC gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that DTC’s instructions will be based on directions received by DTC from participants with respect to ownership of beneficial interests in the registered global security that had been held by DTC.
DTC
          DTC has advised us that it is a limited-purpose trust company organized under the New York banking law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.
          DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.
          DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Clearstream
          Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector

(Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
          Distributions with respect to securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.
Euroclear
          Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
          The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.
          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
          Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.
          Euroclear has further advised us that investors that acquire, hold and transfer interests in securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Global Clearance and Settlement Procedures
          Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with the DTC’s rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.
          Because of time-zone differences, credits of securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
          If the securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.
          Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

PLAN OF DISTRIBUTION
          We may sell securities:
•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.
          We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
          The distribution of the securities may be effected from time to time in one or more transactions:
•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
          Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
          The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.
          If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

          If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
          Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
          If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
          Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
          In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
          The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
          Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS
          The consolidated financial statements of Discovery Communications, Inc. and its subsidiaries as of and for the year ended December 31, 2008 incorporated in this prospectus by reference to Discovery Communications, Inc.’s Current Report on Form 8-K dated June 16, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
          The consolidated financial statements of Discovery Communications Holding, LLC (Successor Company) as of December 31, 2007 and for the period from May 15, 2007 through December 31, 2007, and Discovery Communications, Inc. (Predecessor Company) for the period from January 1, 2007 through May 14, 2007, and for the year ended December 31, 2006 incorporated in this prospectus by reference to Discovery Communications, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
          The consolidated financial statements of Discovery Holding Company and its subsidiaries as of December 31, 2007 incorporated in this prospectus by reference to Discovery Communications, Inc.’s Current Report on Form 8-K dated June 16, 2009 have been so incorporated by reference in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Discovery Communications, Inc.
Debt Securities
Series A Common Stock
Series C Common Stock
Preferred Stock
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units
Warrants
Discovery Communications Holding, LLC
Debt Securities
(guaranteed to the extent provided herein by
Discovery Communications, LLC and/or Discovery Communications, Inc.)
Discovery Communications, LLC
Debt Securities
(guaranteed to the extent provided herein by
Discovery Communications Holding, LLC and/or Discovery Communications, Inc.)

PROSPECTUS

June 17, 2009

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.*
     Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

SEC registration fee	$(1)
Printing and engraving	$5,000
Accounting services	$300,000
Legal fees of registrants’ counsel	$75,000
Miscellaneous	$10,000
Total	$390,000

*	All amounts except the registration fee are estimated.

(1)	Deferred in reliance upon Rules 456(b) and 457(r).
Item 15. Indemnification of Directors and Officers.
Discovery Communications, Inc.
     Section 145 of the Delaware General Corporation Law (“DGCL”) provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
     Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.
     Article V, Section E of the Restated Certificate of Incorporation (the “Charter”) of Discovery provides as follows:
          1. Limitation On Liability. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of Discovery shall not be liable to Discovery or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment, repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of Discovery existing at the time of such amendment, repeal or modification.

          2. Indemnification.
          (a) Right to Indemnification. Discovery shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of Discovery or while a director or officer of Discovery is or was serving at the request of Discovery as a director, officer, employee, representative or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters that antedate the adoption of Article V, Section E of the Charter. Discovery shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the board of directors of Discovery.
          (b) Prepayment of Expenses. Discovery shall pay the expenses (including attorneys’ fees) incurred by a director or officer in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.
          (c) Claims. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 30 days after a written claim therefor has been received by Discovery, the claimant may file suit to recover the unpaid amount of such claim and, to the extent permitted by law, shall be entitled to be paid the expense of prosecuting such claim. In any such action Discovery shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
          (d) Non-Exclusivity of Rights. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Charter, the bylaws of Discovery, agreement, vote of stockholders or resolution of disinterested directors or otherwise.
          (e) Insurance. The board of directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at Discovery’s expense insurance: (i) to indemnify Discovery for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of Article V, Section E of the Charter; and (ii) to indemnify or insure directors and officers against liability in instances in which they may not otherwise be indemnified by Discovery under the provisions of Article V, Section E of the Charter.
          (f) Other Indemnification. Discovery’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity.
          3. Amendment or Repeal.
          Any amendment, modification or repeal of the foregoing provisions of Article V, Section E of the Charter shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
          Discovery Communications Holding, LLC
          Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited liability company agreement.

          Section 8.1 of DCH’s Limited Liability Company Agreement (the “DCH LLC Agreement”) provides that each officer, employee, agent and representative of DCH, and each member and affiliate of a member and their respective, officers, directors, employees, representatives, agents, shareholders, partners, directors, members of limited liability companies, or persons who are deemed to control or manage DCH (collectively, the “Indemnitees”) will not be liable to DCH or any other Indemnitee by reason of any act or omission performed or omitted by such Indemnitee in good faith on behalf of DCH and in a manner reasonably believed by such Indemnitee to be in the best interests of DCH and within the scope .of authority conferred on such Indemnitee by the DCH LLC Agreement or the members, except that an Indemnitee will be liable for any such loss, damage or claim incurred by reason of such Indemnitee’s fraud, gross negligence or willful misconduct. Any act or omission by an Indemnitee if done in reliance upon the opinion of legal counsel or public accountants selected in good faith with the exercise of reasonable care by such Indemnitee on behalf of DCH, will be conclusively presumed not to constitute fraud, gross negligence or willful misconduct on the part of such Indemnitee.
          No amendment or repeal of any of the provisions of the DCH LLC Agreement or the Certificate of Formation will limit or eliminate the benefits provided to the members under Section 4.1 or Article VIII of the DCH LLC Agreement with respect to any act or omission which occurred prior to such amendment or repeal.
          DCH will, to the fullest extent permitted by applicable law, indemnify and hold harmless any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of DCH, or by any member) by virtue of acts performed by the Indemnitee or omitted to be performed by the Indemnitee, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or it in connection with such action, suit or proceeding; provided, however, that DCH will not be liable to any Indemnitee to the extent that in the final judgment of a court of competent jurisdiction such claim is found to arise from such Indemnitee’s fraud, gross negligence or willful misconduct. Expenses incurred by an Indemnitee in defending a civil, criminal, administrative or investigative action, suit or proceeding arising out of or in connection with the DCH LLC Agreement or DCH’s business or affairs will be paid by DCH in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by the Indemnitee to repay such amount plus reasonable interest in the event that it will ultimately be determined that the Indemnitee was not entitled to be indemnified by DCH in connection with such action. The foregoing rights of indemnification will not be exclusive of any other rights to which the Indemnitee may be entitled.
          For purposes of Article VIII of the DCH LLC Agreement, the termination of any action, suit or proceeding by judgment, order, settlement or otherwise will not, of itself, create a presumption that the conduct of an Indemnitee constituted fraud, gross negligence or willful misconduct.
          If a claim under Section 8.1 of the DCH LLC Agreement is not paid in full by DCH within sixty (60) days after a written claim has been received by DCH, except in the case of a claim for expenses incurred in defending a suit, action or proceeding in advance of its final disposition, in which case the applicable period will be twenty (20) days, the claimant may at any time thereafter bring an action against DCH to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. The claimant will be presumed to be entitled to indemnification under Section 8.1 of the DCH LLC Agreement upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any suit, action or proceeding in advance of its final disposition, upon tender of any required undertaking) and thereafter DCH will have the burden of proof to overcome the presumption that the claimant is so entitled. Neither the failure of DCH (including its members or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances nor an actual determination by DCH (including its members or independent legal counsel) that the claimant is not entitled to indemnification will be a defense to the action or create a presumption that the claimant is not so entitled. If an action is brought pursuant to Section 8.1 of the DCH LLC Agreement, a final nonappealable order in such action will constitute the ultimate determination of the claimant’s right to indemnification.
          The indemnification rights contained in Article VIII of the DCH LLC Agreement will be cumulative of, and in addition to, any and all rights, remedies and recourse to which the Indemnitee will be entitled, whether pursuant to the provisions of the DCH LLC Agreement, at law, or in equity. Indemnifications will be made solely and entirely from the DCH’s assets, and no member will be personally liable to the Indemnitees under Article VIII of the DCH LLC Agreement.

          Notwithstanding anything herein to the contrary, the exculpation rights set forth in Section 8.1(a) and the indemnification, hold harmless, advancement and other rights set forth in Section 8.1(c) will not be available in any action, suit or proceeding involving any claim by a member or any person who controls such member, against any other member or any person who controls such member.
          DCH may enter into indemnity agreements from time to time with any person entitled to be indemnified by DCH in the DCH LLC Agreement, provided such indemnity agreements are (i) in form and substance consistent with the foregoing and (ii) are approved by the members.
Discovery Communications, LLC
          Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited liability company agreement.
          Section 19 of DCL’s Limited Liability Company Agreement (the “DCL LLC Agreement”) provides that neither the member nor any officer shall be liable to DCL, the member or any other person or entity who or that has an interest in DCL for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member or officer in good faith on behalf of DCL and in a manner reasonably believed to be within the scope of the authority conferred on such member or officer by the DCL LLC Agreement, except that the member or officer shall be liable for any such loss, damage or claim incurred by reason of such member’s or officer’s gross negligence or willful misconduct. To the full extent permitted by applicable law, the member or officer shall be entitled to indemnification from DCL for any loss, damage or claim incurred by such member or officer by reason of any act or omission performed or omitted by such member or officer in good faith on behalf of DCL and in a manner reasonably believed to be within the scope of authority conferred on such member or officer by the DCL LLC Agreement, except that neither the member nor any officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the member by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 19 of the DCL LLC Agreement shall be provided out of and to the extent of DCL’s assets only, and neither the member nor any officer shall have personal liability on the account thereof.

Item 16. Exhibits.

Exhibit No.	Description
1*	Form of Underwriting Agreement

3.1	Form of Restated Certificate of Incorporation of Discovery Communications, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registration Statement on Form S-4, SEC File No. 333-151586 (the “Registration Statement”))

3.2	Form of Bylaws of Discovery Communications, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-4, SEC File No. 333-151586)

3.3	Second Amended and Restated Limited Liability Company Agreement of Discovery Communications Holding, LLC

3.4	Limited Liability Company Agreement of Discovery Communications, LLC

4.1	Form of Senior Indenture of Discovery Communications, Inc.

4.2	Form of Subordinated Indenture of Discovery Communications, Inc.

4.3	Form of Senior Note of Discovery Communications, Inc. (included in Form of Senior Indenture of Discovery Communications, Inc. filed as Exhibit 4.1)

4.4	Form of Subordinated Note of Discovery Communications, Inc. (included in Form of Subordinated Indenture of Discovery Communications, Inc. filed as Exhibit 4.2)

4.5	Form of Senior Indenture of Discovery Communications Holding, LLC

4.6	Form of Subordinated Indenture of Discovery Communications Holding, LLC

4.7	Form of Senior Note of Discovery Communications Holding, LLC (included in Form of Senior Indenture of Discovery Communications Holding, LLC filed as Exhibit 4.5)

4.8	Form of Subordinated Note of Discovery Communications Holding, LLC (included in Form of Subordinated Indenture of Discovery Communications Holding, LLC filed as Exhibit 4.6)

4.9	Form of Senior Indenture of Discovery Communications, LLC

4.10	Form of Subordinated Indenture of Discovery Communications, LLC

4.11	Form of Senior Note of Discovery Communications, LLC (included in Form of Senior Indenture of Discovery Communications, LLC filed as Exhibit 4.9)

4.12	Form of Subordinated Note of Discovery Communications, LLC (included in Form of Subordinated Indenture of Discovery Communications, LLC filed as Exhibit 4.10)

4.13*	Form of Depositary Agreement of Discovery Communications, Inc.

4.14*	Form of Warrant Agreement of Discovery Communications, Inc.

4.15*	Form of Stock Purchase Contract Agreement of Discovery Communications, Inc.

4.16*	Form of Unit Agreement of Discovery Communications, Inc.

4.17	Form of Registration Rights Agreement, by and between Discovery Communications, Inc. and Advance/Newhouse Programming Partnership (incorporated by reference to Exhibit 4.4 to the Registration Statement)

4.18	Form of Rights Agreement, by and between Discovery Communications, Inc. and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.5 to the Registration Statement)

4.19	Amendment No. 1 to Rights Agreement between Discovery Communications, Inc. and Computershare Trust Company, N.A. dated December 10, 2008 (incorporated by reference to Exhibit 4.1 to the 8-K filed on December 11, 2008)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

12	Calculation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Discovery Communications, Inc.

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Discovery Communications, Inc.

23.3	Consent of KPMG LLP, independent registered public accounting firm for Discovery Holding Company

23.4	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1	Powers of Attorney of Discovery Communications, Inc. (included in the signature pages to the Registration Statement)

24.2	Powers of Attorney of Discovery Communications Holding, LLC (included in the signature pages to the Registration Statement)

24.3	Powers of Attorney of Discovery Communications, LLC (included in the signature pages to the Registration Statement)

25.1**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of

Exhibit No.	Description
the Trustee under the Senior Indenture of Discovery Communications, Inc. will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

25.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture of Discovery Communications, Inc. will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

25.3**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture of Discovery Communications Holding, LLC will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

25.4**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture of Discovery Communications Holding, LLC will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

25.5**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture of Discovery Communications, LLC will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

25.6**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture of Discovery Communications, LLC will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

*	To be filed by amendment or by a Current Report on Form 8-K.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
Item 17. Undertakings
          Each undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)	That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(6)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
          Each undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any Registrant pursuant to the indemnification provisions described herein, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Silver Spring, state of Maryland, on June 17, 2009.

DISCOVERY COMMUNICATIONS, INC.
By:	/s/ David M. Zaslav
	Name:	David M. Zaslav
	Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
          We, the undersigned officers and directors of Discovery Communications, Inc. hereby severally constitute and appoint Joseph A. LaSala, Jr. and Bradley E. Singer, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Discovery Communications, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Zaslav David M. Zaslav	President and Chief Executive Officer, and Director (Principal Executive Officer)	June 17, 2009

/s/ John S. Hendricks John S. Hendricks	Founder, Chairman of the Board, and Director	June 17, 2009

/s/ Bradley E. Singer Bradley E. Singer	Senior Executive Vice President, Chief Financial Officer (Principal Financial Officer)	June 17, 2009

/s/ Thomas R. Colan Thomas R. Colan	Executive Vice President, Chief Accounting Officer (Principal Accounting Officer)	June 17, 2009

/s/ Robert R. Beck Robert R. Beck	Director	June 17, 2009

/s/ Robert R. Bennett Robert R. Bennett	Director	June 17, 2009

Signature	Title	Date

/s/ Paul A. Gould Paul A. Gould	Director	June 17, 2009

/s/ Lawrence S. Kramer Lawrence S. Kramer	Director	June 17, 2009

/s/ John C. Malone John C. Malone	Director	June 17, 2009

/s/ Robert J. Miron Robert J. Miron	Director	June 17, 2009

/s/ Steven A. Miron Steven A. Miron	Director	June 17, 2009

/s/ M. LaVoy Robison M. LaVoy Robison	Director	June 17, 2009

/s/ J. David Wargo J. David Wargo	Director	June 17, 2009

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Silver Spring, state of Maryland, on June 17, 2009.

DISCOVERY COMMUNICATIONS HOLDING, LLC
By:	/s/ David M. Zaslav
	Name:	David M. Zaslav
	Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
          We, the undersigned officers of Discovery Communications Holding, LLC hereby severally constitute and appoint Joseph A. LaSala, Jr. and Bradley E. Singer and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Discovery Communications Holding, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Zaslav David M. Zaslav	President and Chief Executive Officer
	(Principal Executive Officer) and President and Chief Executive Officer of Discovery Communications, Inc. and DHC Discovery, Inc., the Members of Discovery Communications Holding, LLC	June 17, 2009

/s/ Bradley E. Singer Bradley E. Singer	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 17, 2009

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Silver Spring, state of Maryland, on June 17, 2009.

DISCOVERY COMMUNICATIONS, LLC
By:	/s/ David M. Zaslav
	Name:	David M. Zaslav
	Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
          We, the undersigned officers of Discovery Communications, LLC hereby severally constitute and appoint Joseph A. LaSala, Jr. and Bradley E. Singer and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Discovery Communications, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Zaslav David M. Zaslav	President and Chief Executive Officer (Principal Executive Officer) and President and Chief Executive Officer of Discovery Communications Holding, LLC, the Sole Member of Discovery Communications, LLC	June 17, 2009

/s/ Bradley E. Singer Bradley E. Singer	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 17, 2009

EXHIBIT INDEX

Exhibit No.	Description
1*	Form of Underwriting Agreement

3.1	Form of Restated Certificate of Incorporation of Discovery Communications, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registration Statement on Form S-4, SEC File No. 333-151586 (the “Registration Statement”))

3.2	Form of Bylaws of Discovery Communications, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-4, SEC File No. 333-151586)

3.3	Second Amended and Restated Limited Liability Company Agreement of Discovery Communications Holding, LLC

3.4	Limited Liability Company Agreement of Discovery Communications, LLC

4.1	Form of Senior Indenture of Discovery Communications, Inc.

4.2	Form of Subordinated Indenture of Discovery Communications, Inc.

4.3	Form of Senior Note of Discovery Communications, Inc. (included in Form of Senior Indenture of Discovery Communications, Inc. filed as Exhibit 4.1)

4.4	Form of Subordinated Note of Discovery Communications, Inc. (included in Form of Subordinated Indenture of Discovery Communications, Inc. filed as Exhibit 4.2)

4.5	Form of Senior Indenture of Discovery Communications Holding, LLC

4.6	Form of Subordinated Indenture of Discovery Communications Holding, LLC

4.7	Form of Senior Note of Discovery Communications Holding, LLC (included in Form of Senior Indenture of Discovery Communications Holding, LLC filed as Exhibit 4.5)

4.8	Form of Subordinated Note of Discovery Communications Holding, LLC (included in Form of Subordinated Indenture of Discovery Communications Holding, LLC filed as Exhibit 4.6)

4.9	Form of Senior Indenture of Discovery Communications, LLC

4.10	Form of Subordinated Indenture of Discovery Communications, LLC

4.11	Form of Senior Note of Discovery Communications, LLC (included in Form of Senior Indenture of Discovery Communications, LLC filed as Exhibit 4.9)

4.12	Form of Subordinated Note of Discovery Communications, LLC (included in Form of Subordinated Indenture of Discovery Communications, LLC filed as Exhibit 4.10)

4.13*	Form of Depositary Agreement of Discovery Communications, Inc.

4.14*	Form of Warrant Agreement of Discovery Communications, Inc.

4.15*	Form of Stock Purchase Contract Agreement of Discovery Communications, Inc.

4.16*	Form of Unit Agreement of Discovery Communications, Inc.

4.17	Form of Registration Rights Agreement, by and between Discovery Communications, Inc. and Advance/Newhouse Programming Partnership (incorporated by reference to Exhibit 4.4 to the Registration Statement)

4.18	Form of Rights Agreement, by and between Discovery Communications, Inc. and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.5 to the Registration Statement)

4.19	Amendment No. 1 to Rights Agreement between Discovery Communications, Inc. and Computershare Trust Company, N.A. dated December 10, 2008 (incorporated by reference to Exhibit 4.1 to the 8-K filed on December 11, 2008)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

12	Calculation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Discovery Communications, Inc.

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Discovery Communications, Inc.

23.3	Consent of KPMG LLP, independent registered public accounting firm for Discovery Holding Company

23.4	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1	Powers of Attorney of Discovery Communications, Inc. (included in the signature pages to the Registration Statement)

24.2	Powers of Attorney of Discovery Communications Holding, LLC (included in the signature pages to the Registration Statement)

24.3	Powers of Attorney of Discovery Communications, LLC (included in the signature pages to the Registration Statement)

25.1**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture of Discovery Communications, Inc. will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

Exhibit No.	Description
25.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture of Discovery Communications, Inc. will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

25.3**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture of Discovery Communications Holding, LLC will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

25.4**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture of Discovery Communications Holding, LLC will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

25.5**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture of Discovery Communications, LLC will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

25.6**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture of Discovery Communications, LLC will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

*	To be filed by amendment or by a Current Report on Form 8-K.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.